                         POTOMAC ELECTRIC POWER COMPANY
                         1900 Pennsylvania Avenue, N.W.
                             Washington, D.C.  20068


PEPCO           Special Meeting of Shareholders -- ________, 1996          PROXY

The undersigned hereby appoints EDWARD F. MITCHELL, H. LOWELL DAVIS and JOHN M. DERRICK, JR., and each of them, proxies of the undersigned, with power of substitution, to attend the Special Meeting of Shareholders to be held on ________________, 1996 at 10 a.m. at ___________________, Washington, D.C., and
all adjournments thereof, and thereat to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Proxy Statement and to transact such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting. Unless indicated to the contrary, this Proxy shall be deemed to grant authority to vote FOR Items 1 and 2.

                      This Proxy is solicited on behalf of
            the Board of Directors of Potomac Electric Power Company

                            Continued on reverse side

PEPCO                                                         COMMON STOCK PROXY
--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2 BELOW.


                                                  FOR       AGAINST   ABSTAIN

1.   Approval of the Agreement and Plan of
     Merger. . . . . . . . . . . . . . .          / /         / /       / /

2.   Approval of Long-Term Incentive Plan
     of Constellation Energy Corporation .        / /         / /       / /


                                              ACCOUNT NO.


Sign here
as name        x____________________________ (L.S.)
appears
above          x____________________________ (L.S.)    Date___________, 1996

Attorneys, executors, administrators, trustees and corporate officials should indicate the capacity in which they are signing. Shares held in the Shareholder Dividend Reinvestment Plan are voted on this Proxy.

                         POTOMAC ELECTRIC POWER COMPANY
                         1900 Pennsylvania Avenue, N.W.
                             Washington, D.C.  20068


PEPCO           Special Meeting of Shareholders -- ________, 1996          PROXY

The undersigned hereby appoints EDWARD F. MITCHELL, H. LOWELL DAVIS and JOHN M. DERRICK, JR., and each of them, proxies of the undersigned, with power of substitution, to attend the Special Meeting of Shareholders to be held on ________________, 1996 at 10 a.m. at ___________________, Washington, D.C., and
all adjournments thereof, and thereat to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present on matters set forth in the Proxy Statement and to transact such other business incident to the conduct of the Special Meeting as may properly come before the Special Meeting. Unless indicated to the contrary, this Proxy shall be deemed to grant authority to vote FOR Item 1.

                      This Proxy is solicited on behalf of
            the Board of Directors of Potomac Electric Power Company

                            Continued on reverse side

PEPCO                                               SERIAL PREFERRED STOCK PROXY
--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 BELOW.


                                                  FOR       AGAINST   ABSTAIN

1.   Approval of the Agreement and Plan of
     Merger. . . . . . . . . . . . . . .          / /         / /       / /



                                              ACCOUNT NO.


Sign here
as name        x____________________________ (L.S.)
appears
above          x____________________________ (L.S.)    Date___________, 1996

Attorneys, executors, administrators, trustees and corporate officials should indicate the capacity in which they are signing.